EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Thomas A. H. White
Vice President,
Investor Relations
423.755.8996

Linnea R. Olsen
Director, Corporate Relations
207.575.4452

UNUMPROVIDENT
CORPORATION

1 FOUNTAIN SQUARE,
CHATTANOOGA, TN 37402

www.unumprovident.com

November 1, 2002

UnumProvident Corporation Files Shelf
Registration Statement

Chattanooga, Tenn.—November 1, 2002—UnumProvident Corporation (NYSE: UNM) announced today that it intends to file a Form S-3 shelf registration statement with the Securities and Exchange Commission. The shelf registration statement would allow for UnumProvident to issue various types of securities, including common stock, preferred stock, debt securities, depository shares, and warrants, from time to time, up to an aggregate of $1.5 billion. Once filed and declared effective by the SEC, the shelf registration statement would enable UnumProvident to raise funds from the offering of any individual security covered by shelf registration statement as well as any combination thereof, subject to market conditions and the company’s capital needs.

“As has been our practice in the past, maintaining a current shelf, we believe, is simply a prudent financial strategy and affords us maximum flexibility,” indicated Thomas R. Watjen, Vice Chairman and Chief Operating Officer.

This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

As previously announced, UnumProvident will report its third quarter results on November 6 at approximately 4:00 p.m. (eastern). Senior management will host a conference call on Thursday, November 7 at 9:00 a.m. (eastern) to discuss the results of operations for the third quarter.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan, and elsewhere around the world.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of claim-related litigation, investment results, and effectiveness with supporting product offerings and providing customer service. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2001 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

###